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                                                                     EXHIBIT 4.5


         This ASSIGNMENT AND RELEASE AGREEMENT, dated as of April 30, 1997, is made among NATIONSCREDIT MARINE FUNDING CORPORATION, a Delaware corporation ("NCMF"), RECEIVABLES CAPITAL CORPORATION, a Delaware corporation ("RCC"), and BANKERS TRUST COMPANY, as Trustee of the NationsCredit Grantor Trust 1997-1 (the "Trustee").

         WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

         Capitalized but undefined terms shall have the meanings set forth in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 30, 1997, among NationsCredit Securitization Corporation, a Delaware corporation, as Depositor (the "Depositor"), NationsCredit Commercial Corporation of America, a North Carolina corporation, as Servicer ("NationsCredit Commercial" or the "Servicer"), and Bankers Trust Company, as Trustee and as Collateral Agent.

         SECTION 1. Conveyance of Interests in RCC Receivables. In consideration of the payment by the Trust to RCC of the Release Amount set forth in Section 2 (a) and the release of certain obligations of NCMF set forth in Section 2(b): (a) NCMF does hereby sell, transfer, assign and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders and the Surety Bond Issuer, without recourse:

                  (i) all right, title and interest of NCMF in and to the RCC Receivables and all payments received thereunder, in the case of Simple Interest Receivables which are RCC Receivables and due thereunder in the case of Precomputed Receivables which are RCC Receivables, in each case, after the Cutoff Date;


                  (ii) the interest of NCMF in the security interests in the Boats related to RCC Receivables granted by Obligors pursuant to the RCC Receivables;

                  (iii) the right of NCMF pursuant to Section 1.7 of the Purchase and Sale Agreement to cause NationsCredit Commercial to repurchase RCC Receivables from NCMF for breaches of the representations and warranties contained in paragraphs (h) or (i) of
         Exhibit II to the Purchase and Sale Agreement provided that paragraph
         (i) shall be limited to paragraphs (iii), (vi), (xiii) and (xxiii) of the definition of Eligible Receivable (as such term is defined in the Purchase and Sale Agreement));

                  (iv) the interest of NCMF in any proceeds from claims on any physical damage, credit life or disability insurance policies covering Boats related to RCC Receivables or Obligors related to RCC Receivables;

                  (v) the interest of NCMF in any proceeds from recourse to Dealers on RCC Receivables; and
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                  (vi)  any proceeds of the foregoing.

                  The interests set forth in clauses (i)-(vi) of this Section 1(a) are hereinafter referred to as the "NCMF Interests."

         (b) RCC does hereby sell, transfer, assign and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders and the Surety Bond Issuer, without recourse:

                  (i) any and all right and interest of RCC in and to the RCC Receivables and all payments received thereunder, in the case of Simple Interest Receivables which are RCC Receivables and due thereunder in the case of Precomputed Receivables which are RCC Receivables, in each case, after the Cutoff Date;

                  (ii)  any security interest of RCC in the RCC Receivables;

                  (iii) any interest of RCC in the security interests in the Boats related to RCC Receivables granted by Obligors pursuant to the RCC Receivables;

                  (iv) any interest of RCC in any proceeds from claims on any physical damage, credit life or disability insurance policies covering Boats related to RCC Receivables or Obligors related to RCC Receivables;

                  (v) any interest of RCC in any proceeds from recourse to Dealers on RCC Receivables; and

                  (vi)  any proceeds of the foregoing.

                  The interests set forth in clauses (i)-(vi) of this Section 1(b) are hereinafter referred to as the "RCC Interests."

                  In furtherance of the foregoing, it is hereby agreed that none of the RCC Receivables shall be included in the definition of Pool Receivable (as such term is defined in the Receivables Purchase Agreement) for purposes of the Receivables Purchase Agreement and the Servicing Agreement, dated as of December 18, 1996 among the Servicer, NCMF and Bank of America National Trust and Saving Association or any other purpose, except that such exclusion shall have no effect on the obligation of NationsCredit Commercial to, repurchase any RCC Receivable pursuant to Section 1.7 of the Purchase and Sale Agreement for a breach of any representation and warranty described in
Section 1(a)(iii) hereof.

         SECTION 2. Payment of Release Amount. (a) On the Closing Date the Trustee shall pay to RCC $___________ ("the Release Amount").

         (b) Simultaneously with the payment by the Trustee to RCC of the Release Amount and without any further action by any other Person, (i) NCMF shall be released from


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any and all of its obligations under the Receivables Purchase Agreement
(including, but not limited to, Section 3.1 thereof), relating to the RCC Receivables, and (ii) RCC shall be released from any and all obligations under the Receivables Purchase Agreement, relating to the RCC Receivables.

         SECTION 3. Deliveries at Closing (a) on the Closing Date NCMF shall deliver to the Trustee the following:

                  (i) A Certificate of Good Standing of NCMF in the State of Delaware;

                  (ii) A Secretary's Certificate of NCMF, which has as exhibits thereto the Certificate of Incorporation and By-laws of NCMF and resolutions of the Board of Directors of NCMF authorizing the transactions contemplated by this Assignment and Release Agreement;

                  (iii) An Officer's Certificate of NCMF relating to the incumbency of officers of NCMF;

                  (iv) UCC-1 Financing Statements executed by NCMF with respect to the grant of the security interest set forth in Section 2(b)(ii) to be filed with _______________; and

                  (v) An opinion of Counsel with respect to certain corporate matters of NCMF in form and substance reasonably satisfactory to the Trustee.

         (b) On the Closing Date RCC shall deliver to the Trustee the following:

                  (i) a Certificate of Good Standing of RCC in the State of Delaware;

                  (ii) A Secretary's Certificate of RCC, which has as exhibits thereto the Certificate of Incorporation and By-laws of RCC and resolutions of the Board of Directors of RCC authorizing the transactions contemplated by this Assignment and Release Agreement;

                  (iii) An Officer's Certificate of RCC relating to the incumbency of officers of RCC;

                  (iv) UCC-3 Financing Statements executed by RCC with respect to the security interest sold, transferred and assigned to the Trust pursuant to Section 1(b)(ii) to be filed with _______________; and

                  (v) An opinion of Counsel with respect to certain corporate matters of RCC in form and substance reasonably satisfactory to the Trustee.


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         SECTION 4. Representations and Warranties of NCMF. NCMF hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders and the Surety Bond Issuer:

         (a) Organization and Good Standing. NCMF has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is now conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables. NCMF's principal place of business as of the Closing Date is in Texas.

         (b) Due Qualification. NCMF is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the lack of such qualifications or approvals would not have a material adverse effect on the business or properties of NCMF.

         (c) Power and Authority. NCMF has the power and authority to execute and deliver this Assignment and Release Agreement and to carry out its terms; and the execution, delivery, and performance of this Assignment and Release Agreement has been duly authorized by NCMF by all necessary corporate action.

         (d) Valid Sale; Binding Obligations. The sale, transfer and assignment of the NCMF Interests by NCMF to the Trust, pursuant to Section 1(a), constitutes a valid sale, transfer and assignment of the NCMF Interests, enforceable against creditors of and purchasers from NCMF and (b) a legal valid and binding obligation of NCMF enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity.

         (e) No violation. The consummation of the transactions contemplated by this Assignment and Release Agreement and the fulfillment of the terms hereof does not and will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of NCMF, or any indenture, agreement, or other instrument to which NCMF is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to NCMF of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over NCMF or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over RCC or its properties: (A) asserting the invalidity of this Assignment and Release Agreement; (B) seeking to prevent the consummation of any of the


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transactions contemplated by this Assignment and Release Agreement; or (C)
seeking any determination or ruling that might materially and adversely affect the performance by NCMF of its obligations under, or the validity or enforceability of this Assignment and Release Agreement.

         (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by; and NCMF of this Assignment and Release Agreement, the performance by NCMF of the transactions contemplated by this Assignment and Release Agreement, and the fulfillment by NCMF of the terms hereof, have been obtained.

         (h) Title. It is the intention of NCMF that the sale, transfer and assignment of the NCMF Interests contemplated by Section 1(a) constitute a sale, transfer and assignment of the NCMF Interests from NCMF to the Trust and that the beneficial interest in and title to the NCMF Interests not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against NCMF under any bankruptcy law. In the event that such sale, transfer and assignment is deemed to be made as security for a loan, NCMF hereby grants to the Trustee a first priority security interest in all of NCMF's right title and interest in and to the NCMF Interests and this Assignment and Release Agreement shall constitute a security agreement under applicable law. No Interest in any portion of the NCMF Interests has been sold, transferred, assigned, or pledged by NCMF to any person other than RCC and the Trust. Immediately prior to the sale, transfer and assignment contemplated by Section 1(a), NCMF had good title to each RCC Receivable subject only to the interests of RCC under the Receivables Purchase Agreement.

         SECTION 5. Representations and Warranties of RCC. RCC hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders and the Surety Bond Issuer.

         (a) Organization and Good Standing. RCC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is now conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables. RCC's principal place of business as of the Closing Date is in _________.

         (b) Due Qualification. RCC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the lack of such qualifications or approvals would not have a material adverse effect on the business or properties of RCC.

         (c) Power and Authority. RCC has the power and authority to execute and deliver this Assignment and Release Agreement and to carry out its terms; and the execution,


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delivery, and performance of this Assignment and Release Agreement has been duly authorized by RCC by all necessary corporate action.

         (d) Valid Sale; Binding Obligations. The sale, transfer and assignment of the RCC Interests by RCC to the Trust, pursuant to Section 1(a), constitutes a valid sale, transfer and assignment of the RCC Interests, enforceable against creditors of and purchasers from RCC and (b) a legal valid and binding obligation of RCC enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity.

         (e) No violation. The consummation of the transactions contemplated by this Assignment and Release Agreement and the fulfillment of the terms hereof does not and will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of RCC, or any indenture, agreement, or other instrument to which RCC is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to RCC of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over RCC or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over RCC or its properties: (A) asserting the invalidity of this Assignment and Release Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Assignment and Release Agreement; or (C) seeking any determination or ruling that might materially and adversely affect the performance by RCC of its obligations under, or the validity or enforceability of this Assignment and Release Agreement.

         (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by RCC of this Assignment and Release Agreement, the performance by RCC of the transactions contemplated by this Assignment and Release Agreement, and the fulfillment by RCC of the terms hereof, have been obtained; and

         (h) Security Interests. Except as provided in Section 1(b), RCC has not sold, transferred, assigned or otherwise conveyed any interest in the RCC Receivables, has not granted any security interests in the RCC Receivables and has not taken any action which would impair RCC's perfected security interest in the RCC Receivables.

         SECTION 6. Governing Law. THIS ASSIGNMENT AND RELEASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


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         SECTION 7. Counterparts. This Assignment and Release Agreement may be
executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 8. Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments, certificates and other documents and take such other action as any party may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.




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         IN WITNESS WHEREOF, the parties hereby have caused this Assignment and
Release Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                        NATIONSCREDIT MARINE FUNDING
                                          CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        RECEIVABLES CAPITAL CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BANKERS TRUST COMPANY, as Trustee of
                                          NationsCredit Grantor Trust 1997-1


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


The provisions of the final paragraph of
Section 1 of the foregoing Assignment
and Release are hereby acknowledged and agreed to:

NationsCredit Commercial Corporation
of America

By:
   ----------------------------------
   Name:
   Title:

Bank of America National Trust and Savings Association


By:
   ----------------------------------
   Name:
   Title:


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